Exhibit 99.1

FF EAI Robotics Ecosystem (FFR) Announces 2026 Q3 Results, with Approximately $2.3 Million in Cumulative Revenue for Acquired Robotics Business; To  Introduce Physical Cloud Platform during CES

●	For the nine months ended September 30, 2026, the acquired robotics business generated approximately $2.3 million in unaudited standalone combined revenue and approximately $593,000 in gross profit, representing a gross margin of approximately 26%. Research and development expenses represented 26.2% of total operating expenses.

●	FFR is now a pure-play humanoid and bionic Physical AI robotics ecosystem company built around Four-Core Full-Stack AI. The Company believes it has become the No. 1 provider in U.S. K-12 robotics education and the acquired robotics business came into FFR at closing with no outstanding borrowings or convertible debt. Its goals include becoming the No. 1 company in robotics education nationwide and ranking among the top three companies in the Physical AI robotics industry overall.

●	Education and Research has made big progress with K-12 public school districts and begun nationwide expansion. Security and Inspection has entered the POC, sales, and delivery stages, with sales contracts signed with several leading North American integrators and distributors. Industrial and Logistics is advancing R&D toward POC projects. Commercial and Services has deployed multiple robots at paid commercial events through RoboShare, providing initial validation of their commercial value.

●	The Company plans to introduce its Physical Cloud technology platform and Productivity Token during CES time period, bringing together its robotics brain and developer platform capabilities to make multi-form robots more accessible to educational institutions and K-12 schools. Looking ahead, FFR’s brain strategy will focus on “Aggregation + Small Models + Vertical Technology Solutions.”

●	FFR plans to launch a 100-city robotics education initiative, accelerating the nationwide rollout of its Physical AI education and training offerings and K-12 school solutions.

●	RoboShare plans to advance the next phase of its 10-city strategy, entering the convention and exhibition markets in Chicago and Dallas and expanding into additional markets from its New York base.

Los Angeles, November 12, 2026 — FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) (“FFR” or the “Company”), a U.S.-based Embodied AI (“EAI”) robotics company, today announced its financial results for the third quarter ended September 30, 2026, and provided an update on its robotics business and future plans.

On October 23, FFR completed its acquisition of the robotics business of Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FFAI” or “Faraday Future”). Following the transaction, FFR is advancing its “Four-Core Full-Stack AI” ecosystem, consisting of the Physical AI Brain & Developer Platform, Physical AI Devices, Physical AI Industry Productivity Solutions, and Physical AI Data Factory.

Because the acquisition closed after the end of the third quarter, the acquired robotics business’s operating results for the quarter ended September 30, 2026, are not included in FFR’s consolidated financial results for that period.

Third Quarter 2026 and Recent Business Highlights

Completion of Robotics Business Acquisition and Advancement of its Four-Core Full-Stack AI Strategy

On October 23, FFR completed its acquisition of FFAI’s robotics business. As transaction consideration, FFR issued common shares and non-voting convertible preferred shares. Following the transaction, FFR continues to trade on Nasdaq as a pure-play humanoid and bionic Physical AI robotics ecosystem company built around Four-Core Full-Stack AI.

FFR also completed changes to its Board and management team. YT Jia serves as Chief Executive Officer, Jerry Wang as Executive Chairman, Chen Shi as Lead Independent Director, and Jason E. Dodier as an independent director.

Advancing Four Industry Ecosystems

Education and Research: Continues to advance the use of its robotics products, curriculum, skills, and developer tools among business-to-business educational institutions and business-to-consumer households. It has made big progress with K-12 public school districts and has begun expanding these solutions nationwide.

Security and Inspection: Has entered the proof-of-concept (“POC”), sales, and delivery stages. The Company has established partnerships and signed sales contracts with several leading North American security and inspection robotics solutions integrators and distributors.

Industrial and Logistics: The team is actively advancing research and development and exploring robotics applications in industrial and logistics settings, with the goal of beginning POC projects as soon as possible.

Commercial and Services: Developing and commercializing robotics service solutions for applications such as commercial performances, intelligent guided tours, reception, and interactive experiences. Through RoboShare, the team has deployed multiple robots at paid commercial events, providing initial validation of their commercial value in entertainment, brand promotion, and commercial interaction.

Four-Core Full-Stack AI Business Progress

Physical AI Brain and Developer Platform

FFR introduced FF OmniMind, the brand for its robotics brain. Guided by the philosophy of “One Brain, All Robots, Diverse Capabilities,” FF OmniMind brings together foundation models, motion control, and skills to build a unified AI brain designed to support robots across different forms, tasks, and scenarios.

As of November 6, FF OmniMind and its models ranked first on the overall RoboColiseum global robotics model benchmark. RoboColiseum evaluates AI models operating in simulated environments. The Company plans to continue using feedback from the benchmark to improve its brain, models, and Skills, while advancing their capabilities through physical robot deployments and real-world applications.

The Developer Platform previously introduced six developer tools: Brain Blocks, a block-based programming tool for K-12 students; Create Studio, a motion skill creation tool based on teleoperation and video imitation; EAI Soul, which helps shape a robot’s personality and conversational style; EAI Scribe, which generates Skills from natural-language instructions; EAI Studio, which supports the full workflow from data collection through inference; and an SDK and API for professional engineers.

Brain Blocks recently introduced an AI module and motion recording and playback. The AI module can recognize gestures, body poses, objects, and sounds. Users can train their robots to recognize new gestures and sounds and incorporate them into block-based programs. They can also record a sequence of movements by positioning the robot in a series of poses, then have the robot play them back without writing code. In addition, a simulation sandbox for FF Nova is currently in beta testing and is expected to launch by the end of November, providing developers with a simulated environment for development and testing.

Physical AI Devices

Robot sales and shipments reached 351 units in October, setting a new monthly record. Cumulative sales and shipments reached 1,168 units through the end of October.

FF Robotics Business recently introduced multiple devices, including FF All-New Futurist, FF Master Mini, FX Aegis Classic Ultra W, FX Aegis Mega, FX Aegis Hyper, FF Nova, and FF Nova Mini. FF Robot World 2.0 now includes more than 20 robotic devices, supporting the Company’s “One Brain, All Robots; Multi-Forms, Multi-Capabilities” product strategy.

Physical AI Industry Productivity Solutions

FF Robotics Business launched its Robotics Education Ecosystem Solution 1.0 and continues to improve and upgrade it. In October, it introduced the Physical AI Spark Program Curriculum to support educational institutions and families in learning about Physical AI through hands-on experience with robots.

It also introduced its Security Solution and Inspection Solution, advancing robotics applications across security monitoring, facility patrol, and equipment inspection. It continues to advance customer proof-of-concept engagements, while progressing sales conversions and product deliveries.

Physical AI Data Factory

The Data Factory has data orders in progress and has established a commercial workflow spanning equipment deployment, data collection, cleaning, annotation, quality control, delivery, and payment collection. Egocentric data continues to be delivered, with payments received. A pilot order for a leading frontier laboratory has been completed and is undergoing final evaluation.

It has also open-sourced selected real-robot teleoperation datasets on Hugging Face, continuing to expand its data capabilities and developer ecosystem.

RoboShare Platform

RoboShare has expanded its core operations team and advanced its standard operating procedures and service system. Ten third-party companies have joined the platform, with more than 100 robots listed.

The Company believes RoboShare is becoming one of North America’s largest robot-sharing platforms, with a leading number and variety of robots available on the platform. Through robot sharing, rentals, and related services, RoboShare is advancing the use of robots in commercial events and other real-world settings.

“Built in USA” and Recent Strategic Partnerships

The Company has completed Phase One of its “Built in USA” Acceleration Program and is advancing Phase Two as it continues to build its U.S. robotics production and operating capabilities.

The Company recently entered into a strategic partnership with KYA GROUP, a California-based professional services firm, to support access to institutional customers. It also entered into a strategic partnership with California Science and Technology University (“CSTU”) and Boston International Business School (“BIBS”) to establish a joint robotics lab. In addition, the Company is working with Pinnacle, a Southern California real estate brokerage, on business-to-business real estate brokerage solutions and consumer home-security applications.

Third Quarter 2026 Financial Results

For the nine months ended September 30, 2026, the acquired robotics business generated unaudited standalone combined revenue of approximately $2.3 million and gross profit of approximately $593,000, representing a gross margin of approximately 26%. Research and development expenses represented 26.2% of total operating expenses. These figures reflect the acquired robotics business’s standalone results before the acquisition and are not included in FFR’s consolidated third-quarter 2026 results.

The robotics business came into FFR at closing with a clean balance sheet and a light capital structure: as of September 30, 2026, it had no outstanding borrowings or convertible debt.

Business Outlook

Full-Year 2026 Guidance

The Company reaffirmed its full-year 2026 guidance for the acquired robotics business on a standalone full-year basis: approximately 2,000 robots sold and shipped, with continued positive unit gross margins on robot deliveries.

Four Industry Ecosystems

Education and Research: Plans to launch a 100-city robotics education initiative, expand its base of flagship K-12 school customers, and roll out its Physical AI education and training offerings and K-12 school solutions nationwide.

Security and Inspection: Plans to support third-party integrators and advance the development and application of related solutions.

Industrial and Logistics: Targets to finish POC in a real-world industrial setting in the first quarter of 2027. It also plans to develop a lightweight mobile manipulator primarily based on its own technologies and continue advancing security and inspection applications.

Commercial and Services: Plans to explore new forms of robot entertainment and performance and advance intelligent guided-tour solutions for campus environments.

Four-Core Full-Stack AI Outlook

Brain and Developer Platform: The Company plans to introduce its Physical Cloud technology platform and Productivity Token during CES time period. By combining its robotics brain and developer platform capabilities, the Company aims to enable education and training institutions and K-12 schools to use robots with different forms and capabilities at a lower cost. The Company plans to continue developing and refining Skills and technical solutions for different robot forms and industry applications, advancing the deployment of its brain capabilities in real-world scenarios.

Devices: The Company plans to continue growing robot sales and deployments, maintain positive unit gross margins on deliveries, and expand and upgrade FF Robot World.

Industry Productivity Solutions: Plans to continue upgrading its education solution and introduce Version 2.0. For its Security and Inspection Solutions, the team has established a phased development and acceptance plan for Robot Management System (“RMS”) 1.0.

In the first half of 2027, FFRplans to validate the cloud-based inspection workflow, followed by single-robot inspection and unattended operation using a physical robot, while advancing customer-site pilots. It subsequently plans to expand RMS capabilities to include management of multiple robot models, mobile operation, and automatic return to the charging dock and resumption of patrols, providing system support for multi-site deployment of its Security and Inspection Solutions.

Data Factory: Plans to continue building capabilities for data collection, processing, annotation, management, quality control, and utilization. It intends to combine simulation and real-world operating data to train, validate, and improve Physical AI models, while exploring revenue opportunities from data licensing, processing, and related services.

RoboShare Outlook

In the fourth quarter of 2026, RoboShare plans to focus on strengthening its robot rental and on-site services in the San Francisco Bay Area. It also plans to expand the supply of robots available for rental through dealers and third-party equipment owners, with local operating partners providing on-site deployment and operational support.

In the first quarter of 2027, RoboShare will advance the next phase of its 10-city strategy, entering the convention and exhibition markets in Chicago and Dallas, expanding into Boston and Miami from its New York base, and working with partners in the United Arab Emirates to expand into the Middle East.

The Company also plans to explore applying FF OmniMind and Skills from the developer platform to rental projects, enabling customers to configure robots for their desired tasks using existing Skills and reducing the need to develop and tune capabilities from scratch.

Marketing and Sales Network and “Built in USA”

The Company plans to establish a marketing and sales network covering five states and 30 cities, expanding customer access to its robotics products and solutions.

Under Phase Two of Built in USA, the Company is working toward beginning factory production by year-end and producing its first robot device at an FFR factory in the United States in the first quarter of 2027.

Earnings Conference Call Webcast

FFR management will host a webcast of its third quarter 2026 earnings conference call on November 12, 2026, at 7:00 p.m. Eastern Time / 4:00 p.m. Pacific Time, corresponding to November 13 at 8:00 a.m. Beijing Time. Investors and other interested parties may access the webcast at:

https://viavid.webcasts.com/starthere.jsp?ei=1781920&tp_key=f3f3afd6fa

The webcast is also accessible through the Company’s investor relations page:

https://investors.ff.com/

Participant Dial-Ins:
Toll Free US & Canada: 1-800-343-4136
US/International Toll: 1-203-518-9843

Conference ID: FFEAI

A replay and presentation materials will be available on the Company’s website following the call:

https://www.ff.com/

Telephone Replay Dial-In:
Toll Free US & Canada: 1-844-512-2921
US/International Toll: 1-412-317-6671

Access ID: 11162991

About FF EAI Robotics Ecosystem Inc.

FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) is a U.S.-based Embodied AI robotics company focused on the research and development, manufacturing, commercialization and deployment of intelligent robotic technologies, products and industry solutions. FFR is building a “Four-Core Full-Stack” AI ecosystem covering the full lifecycle of robotics, consisting of Physical AI Brain & Developer Platform, Physical AI Devices, Physical AI Industry Productivity Solutions, and Physical AI Data Factory. Guided by the technology and product philosophy of “One Brain, Multi-forms, Multi-capabilities,” FFR aims to empower humanoid, biomimetic, and other robotic form factors through a unified Physical AI Brain, while continuously expanding their multi-task and multi-scenario capabilities. The ecosystem is designed to support the full robotics lifecycle, including R&D, deployment, data collection and training, operations, and commercial applications. FFR also operates RoboShare, a robot-sharing and services platform. To learn more, visit www.ff.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other applicable securities laws. Statements other than historical facts, including statements regarding the standalone full-year 2026 guidance for the acquired robotics business, expected sales and shipments, projected revenue and unit sales under the five-year business plan, expected gross margins, planned partnerships and access to government procurement opportunities, FFR’s business strategy, commercialization plans, robotics operations, anticipated benefits of the acquisition, future growth opportunities and development and deployment of robotics technologies, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking.

These statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include the risk that the standalone guidance and longer-term projections are not achieved; FFR’s ability to successfully integrate and operate the acquired business, commercialize its robotics technologies, achieve its business objectives, obtain additional financing and continue as a going concern, maintain compliance with Nasdaq listing requirements, compete effectively, manage its liquidity position and execute its strategic transition.

Additional risks and uncertainties are described in FFR’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings available at www.sec.gov.

Forward-looking statements speak only as of the date of this release. Forward-looking statements are based on management’s current expectations and assumptions, are not guarantees of future performance and speak only as of the date of this release. Except as required by applicable law, FFR undertakes no obligation to update or revise any forward-looking statements.

Contacts

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: Press@ff.com